SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

[ ] Definitive proxy statement.

[ ] Definitive additional materials.

[X]     Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
26 Broadway, 23rd Floor
New York, New York 10004
Phone: (212) 269-5800
Facsimile: (212) 269-2675
Email: SKPshareholders@yahoo.com

January 20, 2006

Dear Fellow SCPIE Shareholder,

An investment fund I manage will be seeking to elect three people to the board of directors of SCPIE Holdings Inc., or “SKP”, at this year’s annual shareholders’ meeting. I want to take this opportunity to introduce myself and to explain why my Group is seeking board representation.

The Stilwell Group currently owns approximately 6% of SKP, making us one of the Company’s largest shareholders. I believe that the Company’s core franchise — California medical malpractice insurance — has had its value obscured by the Company’s past expansions into other areas. My intention is to focus on SKP’s real strength, help management work off previous mistakes, and avoid any but the most prudent expansions.

My other investment funds currently hold board representation at two other publicly traded professional liability insurers — American Physicians Capital, Inc. (“ACAP”) and FPIC Insurance Group, Inc. (“FPIC”). Each of those companies, like SKP, had expanded outside of their core markets with negative results. After joining those boards, we worked with management and other responsible board members to focus on each company’s inherent strengths. As these companies exited from unprofitable markets and unprofitable lines, they turned their attention to their core markets. Now, as those core markets generate excess capital, they return it to the shareholders. That is what I would also like to see occur at SKP.

In past years SKP insured property risks, accident and health risks, workers’ compensation risks, marine risks, directors and officers liability risks, bail bond risks, immigration risks, and sundry other risks. There was mention in last year’s annual report that the Company will consider expanding yet again. Because most of the current directors were at the helm when SKP expanded into money-losing lines, I believe all shareholders would be well served by having the Group’s nominees on the SKP board of directors. We will work with management to focus on the bottom line and, when it becomes appropriate, to begin returning capital to the owners.

Please take a few moments to fill out the enclosed form and provide me with your thoughts on our Company’s direction. Thank you.

On behalf of the Stilwell Group,
Joseph Stilwell

Stilwell Value Partners III, L.P., Stilwell Value LLC, and Joseph Stilwell (the “Group”) are participants in the solicitation of proxies from shareholders of SCPIE Holdings Inc. (“SCPIE”) for use at the annual meeting of SCPIE shareholders to be held in 2006. Information concerning the participants can be found in the Schedule 13D and the related exhibits filed with the Securities and Exchange Commission on January 19, 2006.

Investors are advised to read the Group’s preliminary proxy statement and definitive proxy statement when they become available, because these documents will contain important information. Investors may obtain a free copy of the preliminary and definitive proxy statements (when they are available) and other documents filed by the Group with the SEC at the SEC’s internet website at www.sec.gov. The preliminary and definitive proxy statements (when they are available) and such other documents may also be obtained free from the Group by directing such request to the Group’s proxy solicitor, D.F. King & Co. at 800-659-6590.

The Stilwell Group
26 Broadway, 23rd Floor
New York, New York 10004 Phone: (212) 269-5800
Facsimile: (212) 269-2675
Email: SKPshareholders@yahoo.com

This does not constitute a request for a proxy. You will receive a definitive proxy statement the same time as a proxy is requested from you.

We would like to hear from you. We would appreciate it if you would take a few minutes to fill out the information requested below. Thank you for your time and cooperation.

SHAREHOLDER INFORMATION

NAME:	______________________________________
FIRM:	______________________________________
ADDRESS:	______________________________________
CITY:	____________________STATE: ____ZIP: _____
PHONE:	_____________________FAX: _____________

I HOLD MY SCPIE SHARES THROUGH:
______________________________________ (NAME OF BROKERAGE FIRM OR BANK)	______________________________________ (NUMBER OF SHARES OWNED)

STOCK BROKER OR FINANCIAL ADVISOR INFORMATION

NAME:	______________________________________
FIRM:	______________________________________
ADDRESS:	______________________________________
CITY:	____________________STATE: ____ZIP: _____
PHONE:	_____________________FAX: _____________

COMMENTS:

____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________
____________________________________________________________________________________

PLEASE MAIL THIS FORM TO OUR ATTENTION AT THE ADDRESS INDICATED ABOVE. OR, YOU MAY
FAX IT TO US AT (212) 269-2675; ATTN: MR. JOSEPH STILWELL. OR, YOU CAN EMAIL US AT
SKPSHAREHOLDERS@YAHOO.COM.